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                                                                      EXHIBIT 16



                                                               December 22, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of China Evergreen Environmental Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated December 22, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Wm. Andrew Campbell

WM. ANDREW CAMPBELL, C.A.